As filed with the Securities and Exchange Commission on February 21, 2020
Registration Statement No. 333-[___________]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FULTON FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	23-2195389
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

One Penn Square
P.O. Box 4887
Lancaster, PA 17604
(Address of Principal Executive Offices)

FULTON FINANCIAL CORPORATION 401(K) RETIREMENT PLAN
(Full title of the plan)

E. Philip Wenger
Chairman and Chief Executive Officer
Fulton Financial Corporation
One Penn Square
P.O. Box 4887
Lancaster, PA 17604
(Name and address of agent for service)

(717) 291-2411
(Telephone number, including area code, of agent for service)

With a copy to:

Daniel R. Stolzer, Esq.	Kimberly J. Decker, Esq.
Chief Legal Officer	Barley Snyder, LLP
Fulton Financial Corporation	126 East King Street
One Penn Square	Lancaster, Pa 17602
P.O. Box 4887	(717) 299-5201
Lancaster, PA 17602-2893
(717) 291-2411

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “Large accelerated filer”, “accelerated filers” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer X	Accelerated filer __
Non-accelerated filer __	Smaller reporting company __

Calculation of Registration Fee

		Proposed	Proposed maximum	Amount of
Title of securities	Amount to be	maximum offering	aggregate offering price	registration fee
to be registered	registered (1)	price per share(2)
Common Stock $2.50 par value per share	2,000,000	$16.57	$33,140,000.00	$4,301.57

(1)	Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares of common stock of Fulton Financial Corporation registered hereby as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock.

(2)	Determined, in accordance with Rule 457(c) and (h), upon the basis of the average of the high and low prices reported on NASDAQ on February 21, 2020, of the $2.50 par value per share common stock of Fulton Financial Corporation.

The contents of earlier Registration Statement Nos. 333-76594, 333-168237 and 333-189457, filed with the Securities and Exchange Commission, are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lancaster, Commonwealth of Pennsylvania, on the 21st day of February, 2020.

FULTON FINANCIAL CORPORATION

By:	/s/ E. Philip Wenger
E. Philip Wenger
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated.

Each person whose signature appears below also constitutes and appoints Daniel R. Stolzer, Mark A. Crowe and John R. Merva and each of them, his or her true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacity, to sign any or all amendments to this Amended Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Capacity	Date

/s/ Jennifer Craighead Carey	Director	February 21, 2020
Jennifer Craighead Carey

/s/ Lisa Crutchfield	Director	February 21, 2020
Lisa Crutchfield

/s/ Denise L. Devine	Director	February 21, 2020
Denise L. Devine

/s/ Steven S. Etter	Director	February 21, 2020
Steven S. Etter

/s/ Patrick J. Freer	Director	February 21, 2020
Patrick J. Freer

/s/ Carlos E. Graupera	Director	February 21, 2020
Carlos E. Graupera

/s/ George W. Hodges	Director	February 21, 2020
George W. Hodges

Signature	Capacity	Date

/s/ James R. Moxley, III	Director	February 21, 2020
James R. Moxley, III

/s/ Curtis J. Myers	Director, President and Chief	February 21, 2020
Curtis J. Myers	Operating Officer

/s/ Scott A. Snyder	Director	February 21, 2020
Scott A. Snyder

/s/ Ronald H. Spair	Director	February 21, 2020
Ronald H. Spair

/s/ Mark F. Strauss	Director	February 21, 2020
Mark F. Strauss

/s/ Ernest J. Waters	Director	February 21, 2020
Ernest J. Waters

/s/ E. Philip Wenger	Chairman and Chief Executive Officer	February 21, 2020
E. Philip Wenger

EXHIBIT INDEX

5.1	Opinion of Barley Snyder, LLP
23.1	Consent of KPMG LLP
23.2	Consent of Barley Snyder, LLP (included as part of Exhibit 5)